SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 22, 1997


                            Long Island Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                    0-23526                11-3198508
(State or Other Jurisdiction         (Commission File       (I.R.S. Employer
  of Incorporation)                  Number)                Identification No.)


201 Old Country Road
Melville, New York                                           11747-2724
(Address of Principal                                        (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code (516) 547-2000


                                 Not Applicable

          (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated April 22, 1997

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               LONG ISLAND BANCORP, INC.


                                               By:/s/ Mark Fuster
                                               ------------------
                                               Name:  Mark Fuster
                                               Title: Chief Financial Officer
                                                      (principal financial and
                                                       accounting officer)


Date:    April 23, 1997

LONG ISLAND BANCORP, INC.          NEWS RELEASE
201 Old Country Road
Melville, New York  11747
                                    Contact:

                                              Mary M. Feder
                                              Vice President, Investor Relations
                                              516-547-2607
             LONG ISLAND BANCORP, INC. REPORTS SECOND QUARTER EARNINGS
         Melville, New York, April 22, 1997 - Long Island Bancorp, Inc. (NASDAQ:
LISB), the holding company for The Long Island Savings Bank, FSB today reported net income of $12.1 million, an increase of $0.8 million, or 7.6%, for the second quarter ended March 31, 1997 compared with $11.3 million for the second quarter of 1996. For the six months ended March 31, 1997, net income totaled $24.1 million, an increase of $1.2 million, or 5.1%, from the $22.9 million earned in 1996. Earnings per share for the three and six month periods in 1997 were $0.51 and $1.01, respectively, compared with $0.46 and $0.93 for the same periods in 1996.
         Commenting on the financial performance this quarter, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "For the three months ended March 31, 1997 we reported our highest quarterly net income and earnings per share since our conversion to a publicly held company. In an environment of continued interest rate compression we further leveraged our strong equity position resulting in an increase in net interest income over the prior year. Our general and administrative expenses benefited from the reductions in our deposit insurance costs and retirement plan expenses. These savings were partially offset during the quarter by higher costs associated with the expansion of our mortgage business and the continuing cost of upgrading our systems technology which we believe will position us favorably for continued future earnings growth."
EARNINGS SUMMARY FOR THE QUARTER ENDED MARCH 31, 1997
         The Company's net interest income increased by $2.0 million to $40.1 million for the quarter ended March 31, 1997 compared with the 1996 quarter. The increase in net interest income is attributable to the growth of the average real estate loan portfolio to $3.3 billion for the 1997 quarter from $2.1 billion for the 1996 quarter. This growth was funded primarily by a $838.3 million increase in average borrowed funds and a $357.5 million reduction in the average MBS portfolio. The net interest margin declined to 2.90% in the 1997 quarter from 3.29% in the 1996 quarter primarily due to higher funding costs related to borrowed funds and a flattening of the yield curve which resulted in lower yields on average real estate loans.
         The provision for possible loan losses remained constant at $1.5 million for the quarters ended March 31, 1997 and 1996. Non-performing loans decreased by $3.9 million to $51.4 million at March 31, 1997. This decline, coupled with the growth in the gross loan portfolio, resulted in improvements in the Company's asset quality ratios. Non-performing loans to gross loans was 1.44% at March 31, 1997, down from 2.33% in 1996 and the allowance for possible loan losses to non-performing loans was 66.07% up from 62.13% in 1996.
         Total non-interest income decreased by $0.2 million, or 2.7%, to $8.7 million for the quarter ended March 31, 1997 compared with the 1996 quarter. This decline is attributable to reductions of $0.2 million in the net gains on sale activity and $0.2 million in the net gain on investment in real estate and premises, offset by greater loan fees and service charges and income from insurance and securities commissions in the 1997 quarter.
         Total G&A expense declined by $0.4 million from the quarter ended December 31, 1996, however, these expenses increased by $1.0 million to $26.9 million for the quarter ended March 31, 1997 compared with the quarter ended March 31, 1996. Contributing to the increase are additional compensation and benefit costs, office occupancy and equipment costs and other G&A expenses. Compensation and benefit costs increased by $1.2 million due to greater sales commission expense resulting from increased mortgage volume and the June 1996 acquisition of two mortgage origination offices of Fleet Mortgage Company and the August 1996 acquisition of First Home Mortgage of Virginia, Inc. Office occupancy and equipment costs increased $0.8 million primarily reflecting the Company's continued technological investments to improve its information and communication systems and occupancy costs for the additional loan offices opened in the last year. Other G&A expenses increased $0.6 million due to additional expenditures related to the increase in mortgage origination volume and the ongoing legal costs associated with the goodwill litigation. The effect of these increases on total G&A expense was partially mitigated by the reduction in federal insurance premiums of $1.5 million resulting from recent BIF/SAIF legislation and reductions in our retirement plan costs of $0.8 million.
         Income tax expense decreased to $8.2 million due to the decline in the effective tax rate to 40.2% for the quarter ended March 31, 1997 from 42.3% for the quarter ended March 31, 1996. The decline in the effective tax rate principally reflects changes in the New York State and New York City tax bad debt regulations the effect of which more than offset the increase in pre-tax income.
EARNINGS SUMMARY FOR THE SIX MONTHS ENDED MARCH 31, 1997
         Net interest income increased by $3.9 million, or 5.0%, to $80.4 million during the six months ended March 31, 1997 compared with the same period in 1996. The increase in net interest income is attributable to the growth of the average real estate loan portfolio to $3.2 billion for the six months ended March 31, 1997 from $2.0 billion for the same period in 1996. This growth was funded primarily by a $691.5 million increase in average borrowed funds and a $440.1 million reduction in the average MBS portfolio. The net interest margin declined to 2.98% in the 1997 period from 3.30% in the 1996 period for the reasons mentioned in the discussion of the quarter ended March 31, 1997.
         The provision for possible loan losses declined by $0.1 million, or 3.2%, reflecting management's assessment of the stable level of non-performing assets.
         Total non-interest income declined by $0.7 million, or 3.6%, for the six months ended March 31, 1997 compared with the 1996 period. This change is primarily due to a reduction in the net gain (loss) on investment in real estate and premises which was partially offset by increases in total fees and other income and total net gains on sale activity. Net gain (loss) on investment in real estate and premises declined to a loss of $1.1 million for the 1997 period from a gain of $1.8 million for the 1996 period primarily reflecting the sale of investment properties that occurred during 1996. Total fees and other income increased by $1.2 million to $14.3 million for the 1997 period compared with the 1996 period. This increase was generated by greater loan fees and service charges of $0.5 million, loan servicing fees of $0.3 million and income from insurance and securities commissions of $0.3 million.
         Total G&A expense increased by $2.5 million, or 4.8%, to $54.2 million for the six months ended March 31, 1997 compared with the same period in 1996. Contributing to this increase were additional expenditures for compensation and benefit costs of $2.1 million, office occupancy and equipment costs of $1.2 million and other G&A expenses of $1.1 million. These expense increases primarily stem from the growth in mortgage origination volume which has nearly doubled in the 1997 period compared with the 1996 period coupled with the technological improvements discussed earlier. Compensation and benefit costs also increased due to the appreciation of the Company's common stock and its direct impact on stock-based compensation expense. The effect of these increases was partially offset by the $1.8 million reduction in federal insurance premiums due to the legislation discussed earlier and the reduction in our retirement plan costs.
         Income tax expense decreased to $16.4 million for the six months ended March 31, 1997 due to a 18 basis point decline in the effective tax rate to 40.6% for the 1997 period principally as a result of changes in the New York State and New York City tax bad debt regulations the effect of which more than offset the increase in pre-tax income.
BALANCE SHEET SUMMARY
         Total assets at March 31, 1997 were $5.8 billion, an increase of $450.5 million from the amount reported at September 30, 1996. The growth in assets is predominantly attributable to an increase of $420.4 million in total loans receivable held for investment. Loan volume for the six months ended March 31, 1997 was $1.3 billion (of which $193.7 million represents bulk purchases of loans), an improvement of $529.3 million over the 1996 period.
         The increase in total liabilities primarily reflects an increase in borrowed funds of $467.2 million to $1.4 billion and a marginal increase in deposit liabilities of $34.2 million to $3.7 billion at March 31, 1997.
         Stockholders' equity increased by $4.8 million to $523.9 million during the six months ended March 31, 1997. The increase consists of earnings of $24.1 million and $4.0 million related to the Company's stock benefit plans. These increases were partially offset by the net purchase of treasury stock of $14.8 million, the declaration of $6.7 million in dividends and a decline of $1.8 million, net of tax, in unrealized gains on securities classified as available-for-sale. At March 31, 1997 book value per share amounted to $21.62.
         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.
         Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 36 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in Connecticut, Delaware, Georgia, Maryland, New Jersey, North Carolina, Pennsylvania and Virginia, and maintains an Internet home page at the address: http: //www.lisb.com.
                           (Financial tables attached)
         This document may contain forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, cost of stock-based benefit plans, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Bank's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the Securities and Exchange Commission.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                     CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                            (In thousands, except share data)


                                                                               MARCH 31,           SEPTEMBER
                                                                                                      30,
                                                                                  1997              1996
                                                                             ---------------  ---------------
ASSETS
Cash and cash equivalents (including interest-earning assets of
      $93,841 and $37,357, respectively)                                     $      129,700    $       76,348

Investment in debt and equity securities, net:
      Available-for-sale                                                            162,998           180,650

Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
         $20,706 and $21,120, respectively)                                          22,818            23,096

      Available-for-sale                                                          1,669,924         1,717,106

Stock in Federal Home Loan Bank of New York, at cost                                 48,724            40,754

Loans held for sale, net                                                             93,516            57,969

Loans receivable held for investment, net:
      Real estate loans, net                                                      3,334,448         2,921,285

      Commercial loans, net                                                           7,854             7,810

      Other loans, net                                                              152,919           145,654

                                                                             ---------------   ---------------
      Loans, net                                                                  3,495,221         3,074,749

      Less allowance for possible loan losses                                      (33,954)          (33,912)

                                                                             ---------------   ---------------
      Total loans receivable held for investment, net                             3,461,267         3,040,837

Mortgage servicing rights,                                                           37,499            29,687
net
Office properties and equipment, net                                                 89,903            89,279

Accrued interest receivable, net                                                     34,300            32,962

Investment in real estate, net                                                       11,620            10,680

Deferred taxes                                                                       20,560            31,207

Excess of cost over fair value of assets acquired                                     5,046             5,265

Prepaid expenses and other assets                                                    26,421            27,951

                                                                             ---------------   ---------------
Total assets                                                                 $    5,814,296    $    5,363,791

                                                                             ===============   ===============


   L  I  A  B  I  L  I  T  I  E  S  A  N D S T O C K H O L D E R S ' E Q U I T Y
Liabilities:
      Deposits                                                               $    3,667,184    $    3,633,010

      Official checks outstanding                                                    24,350            49,860

      Borrowed funds                                                              1,445,233           978,023

      Mortgagors' escrow liabilities                                                 77,218            64,232

      Accrued expenses and other liabilities                                         76,458           119,572

                                                                             ---------------   ---------------
Total liabilities                                                                 5,290,443         4,844,697

Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
         none issued)                                                                   ---               ---
      Common stock ($0.01 par value, 45,000,000 shares authorized;
         26,816,464 shares issued, 24,228,267 and 24,644,157
         outstanding, respectively)                                            .        268               268
      Additional paid-in capital                                                    306,581           304,027

      Unallocated Employee Stock Ownership Plan                                    (18,465)          (19,230)

      Unearned Management Recognition & Retention Plan                              (4,537)           (5,551)

      Unrealized gain on securities available-for-sale, net of tax                    4,811             6,633

      Retained income-partially restricted                                          301,838           285,311

      Treasury stock, at cost (2,588,197 and 2,172,307 shares,                     (66,643)          (52,364)
        respectively)
                                                                             ---------------   ---------------
Total stockholders'  equity                                                         523,853           519,094

                                                                             ---------------   ---------------
Total liabilities and stockholders' equity                                   $    5,814,296    $    5,363,791

                                                                             ===============   ===============






                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (In thousands, except per share data)



                                                                FOR THE THREE MONTHS ENDED        FOR THE SIX MONTHS ENDED
                                                                          MARCH 31,                    MARCH 31,
                                                                ----------------------------------------------------------
                                                                    1997          1996            1997           1996
                                                                ------------- -------------   -------------  -------------

Interest income:
   Real estate loans                                            $     61,906  $     41,349    $    121,064   $     81,021
   Commercial loans                                                      152           181             330            390
   Other loans                                                         3,758         3,632           7,663          7,280
   Mortgage-backed securities                                         29,509        36,555          58,508         75,251
   Debt and equity securities                                          3,942         3,845           7,672          8,347
                                                                ------------- -------------   -------------  -------------
        Total interest income                                         99,267        85,562         195,237        172,289
                                                                ------------- -------------   -------------  -------------
Interest expense:
   Deposits                                                           38,839        38,937          78,276         78,358
   Borrowed funds                                                     20,298         8,506          36,575         17,401
                                                                ------------- -------------   -------------  -------------
        Total interest expense                                        59,137        47,443         114,851         95,759
                                                                ------------- -------------   -------------  -------------
        Net interest income                                           40,130        38,119          80,386         76,530
Provision for possible loan losses                                     1,500         1,500           3,000          3,100
                                                                ------------- -------------   -------------  -------------
        Net interest income after provision for possible              38,630        36,619          77,386         73,430
        loan losses
Non-interest income:
   Fees and other income
      Loan fees and service charges                                      890           736           1,895          1,436
      Loan servicing fees                                              3,108         3,100           6,490          6,157
      Income from insurance and securities commissions                   590           471           1,098            798
      Deposit service fees                                             1,413         1,496           2,941          2,956
                                                                ------------- -------------   -------------  -------------
        Total fee income                                               6,001         5,803          12,424         11,347
      Other income                                                       997         1,039           1,859          1,700
                                                                ------------- -------------   -------------  -------------
        Total fees and other income                                    6,998         6,842          14,283         13,047
   Net gains on sale activity:
      Net gains on loans and mortgage-backed securities                2,263         2,497           4,238          3,122
      Net gains on investment in debt and equity securities          ---           ---                  98            259
                                                                ------------- -------------   -------------  -------------
        Total net gains on sale activity                               2,263         2,497           4,336          3,381
   Net (loss) gain on investment in real estate and premises           (570)         (403)         (1,085)          1,764
                                                                ------------- -------------   -------------  -------------
        Total non-interest income                                      8,691         8,936          17,534         18,192

Non-interest expense:
   General and administrative expense:
      Compensation, payroll taxes and fringe benefits                 14,832        13,625          28,960         26,902
      Advertising                                                      1,089         1,216           2,344          2,431
      Office occupancy and equipment                                   5,567         4,795          10,963          9,729
      Federal insurance premiums                                         777         2,259           2,682          4,476
      Other general and administrative expense                         4,671         4,064           9,295          8,206
                                                                ------------- -------------   -------------  -------------
        Total general and administrative expense                      26,936        25,959          54,244         51,744
   Amortization of excess of cost over fair value of assets              109            63             218            127
   acquired.....................
                                                                ------------- -------------   -------------  -------------
        Total non-interest expense                                    27,045        26,022          54,462         51,871
                                                                ------------- -------------   -------------  -------------
(Loss) income before income taxes                                     20,276        19,533          40,458         39,751
Provision for income tax (benefit) expense                             8,159         8,271          16,407         16,868
                                                                ------------- -------------   -------------  -------------
Net (loss) income                                               $     12,117  $     11,262    $     24,051   $     22,883
                                                                ============= =============   =============  =============


Primary (loss) earnings per common share                        $       0.51  $       0.46    $       1.01   $       0.93
                                                                ============= =============   =============  =============

Fully diluted (loss) earnings per common share                  $       0.51  $       0.46    $       1.01   $       0.93
                                                                ============= =============   =============  =============






                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                  AVERAGE BALANCE SHEET



                                                       FOR THE THREE MONTHS ENDED MARCH 31,
                                 ----------------------------------------------------------------------------------

                                                  1997                                      1996
                                 ----------------------------------------  ----------------------------------------
                                                              AVERAGE                                    AVERAGE
                                   AVERAGE                    YIELD\          AVERAGE                     YIELD\
                                   BALANCE       INTEREST      COST           BALANCE        INTEREST      COST
                                 -------------  ------------  -----------  --------------  ------------ -----------
                                                              (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                  $     73,877   $       954      5.24 %    $      25,473   $       340      5.37 %
Debt and equity securities
    and FHLB-NY stock, net (1)        211,536         2,988      5.65            255,346         3,505      5.49
Mortgage-backed securities,         1,768,605        29,509      6.67          2,126,070        36,555      6.88
net (1)
Real estate loans, net (2)          3,337,036        61,906      7.42          2,101,856        41,349      7.87
Commercial and other loans,           145,675         3,910     10.74            122,971         3,813     12.40
net (2)
                                 -------------  ------------  --------     --------------  ------------ ---------
Total interest-earning assets       5,536,729        99,267      7.17          4,631,716        85,562      7.39
Other non-interest-earning            264,862                                    266,569
assets
                                 -------------  ------------               --------------  ------------
Total assets                     $  5,801,591   $    99,267                $   4,898,285   $    85,562
                                 =============  ============               ==============  ============

INTEREST BEARING LIABILITIES
Deposits, net                    $  3,707,237   $    38,839      4.25 %    $   3,642,558   $    38,937      4.30 %
Borrowed funds                      1,443,332        20,298      5.70            605,028         8,506      5.65
                                 -------------  ------------  --------     --------------  ------------ ---------
Total interest-bearing              5,150,569        59,137      4.66          4,247,586        47,443      4.49
liabilities
Non-interest-bearing                  125,265                                    117,979
liabilities
                                 -------------                             --------------
Total liabilities                   5,275,834                                  4,365,565
Total stockholders' equity            525,757                                    532,720
                                 -------------  ------------  --------     --------------  ------------ ---------
Total liabilities and
stockholders'
  equity                         $  5,801,591   $    59,137                $   4,898,285   $    47,443
                                 =============  ------------               ==============  ------------
Net interest income/spread                      $    40,130      2.51 %                    $    38,119      2.90 %
(3)
                                                ============  ========                     ============ =========
Net interest margin as %
    of interest-earning                                          2.90 %                                     3.29 %
    assets (4)
                                                              ========                                  =========
Ratio of interest-earning
assets to
    interest-bearing                                           107.50 %                                   109.04 %
    liabilities
                                                              ========                                  =========



(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $15.0 million and $26.4 million for the three months ended March 31, 1997 and 1996, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities
(4) Net interest margin represents net interest income divided by average interest-earning assets.






                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                  AVERAGE BALANCE SHEET



                                                       FOR THE SIX MONTHS ENDED MARCH 31,
                                 ----------------------------------------------------------------------------------

                                                  1997                                      1996
                                 ----------------------------------------  ----------------------------------------
                                                              AVERAGE                                    AVERAGE
                                   AVERAGE                    YIELD\          AVERAGE                     YIELD\
                                   BALANCE       INTEREST      COST           BALANCE        INTEREST      COST
                                 -------------  ------------  -----------  --------------  ------------ -----------
                                                              (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                  $     66,453   $     1,720      5.19 %    $      31,348   $       859      5.48 %
Debt and equity securities
    and FHLB-NY stock, net (1)        213,439         5,952      5.58            269,061         7,488      5.57
Mortgage-backed securities,         1,740,582        58,508      6.72          2,180,640        75,251      6.90
net (1)
Real estate loans, net (2)          3,238,351       121,064      7.48          2,031,683        81,021      7.98
Commercial and other loans,           143,715         7,993     11.12            118,657         7,670     12.93
net (2)
                                 -------------  ------------  --------     --------------  ------------ ---------
Total interest-earning assets       5,402,540        195,237     7.23          4,631,389        172,289     7.44
Other non-interest-earning            284,191                                    260,792
assets
                                 -------------  ------------               --------------  ------------
Total assets                     $  5,686,731   $    195,237                $   4,892,181   $   172,289
                                 =============  ============               ==============  ============

INTEREST BEARING LIABILITIES
Deposits, net                    $  3,728,301   $    78,276      4.21 %    $   3,641,281   $    78,358      4.30 %
Borrowed funds                      1,294,647        36,575      5.67            603,145        17,401      5.77
                                 -------------  ------------  --------     --------------  ------------ ---------
Total interest-bearing              5,022,948       114,851      4.59          4,244,426        95,759      4.51
liabilities
Non-interest-bearing                  135,770                                    118,905
liabilities
                                 -------------                             --------------
Total liabilities                   5,158,718                                  4,363,331
Total stockholders' equity            528,013

                                 -------------  ------------  --------     --------------  ------------ ---------
Total liabilities and
stockholders'
  equity                         $  5,686,731   $   114,851               $   4,892,181   $     95,759
                                 =============  ------------               ==============  ------------
Net interest income/spread                      $    80,386      2.64 %                    $    76,530      2.93 %
(3)
                                                ============  ========                     ============ =========
Net interest margin as %
    of interest-earning                                          2.98 %                                     3.30 %
    assets (4)
                                                              ========                                  =========
Ratio of interest-earning
assets to
    interest-bearing                                           107.56 %                                   109.12 %
    liabilities
                                                              ========                                  =========


(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $15.5 million and $19.9 million for the six months ended March 31, 1997 and 1996, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                  FINANCIAL HIGHLIGHTS



                                                     At or for the Three Months             At or for the Six Months
                                                           Ended March 31,                       Ended March 31,
                                                  ----------------------------------    ----------------------------------

                                                      1997                1996               1997                1996
                                                  --------------     ---------------    ---------------     ---------------

Selected Financial Ratios: (a)
Return on average assets                                 0.84%              0.92%               0.85%              0.94%
Return on average stockholders' equity                   9.22               8.46                9.11               8.65
Average stockholders' equity to average assets           9.06              10.88                9.29              10.81
Stockholders' equity to total assets                     9.01              10.69                9.01              10.69
Interest rate spread during period                       2.51               2.90                2.64               2.93
Net interest margin                                      2.90               3.29                2.98               3.30
Operating expenses to average assets                     1.86               2.12                1.91               2.12
Efficiency ratio                                        57.16              57.74               57.30              57.76
Average interest-earning assets to average
interest-bearing liabilities                           107.50             109.04              107.56             109.12

Net interest income to operating expenses                1.49x               1.47x              1.48x               1.48x

Selected Data:
Primary earnings per share                              $0.51              $0.46               $1.01              $0.93
Weighted average number of shares outstanding
 for primary earnings per share computation        23,722,564         24,420,626          23,749,765         24,540,013

Fully diluted earnings per share                        $0.51              $0.46               $1.01              $0.93
Weighted average number of shares outstanding
 for fully diluted earnings per share              23,722,720         24,471,897          23,752,542         24,623,860
 computation
Book value per share                                   $21.62             $20.79              $21.62             $20.79
Number of shares outstanding for book value per
   share computation                               24,228,267         24,858,699          24,228,267         24,858,699
Cash dividends declared per share                       $0.15              $0.10               $0.30              $0.20
Dividend payout ratio                                   29.41%              21.74%             29.70%              21.51%

                                                                         At March 31,
                                                                  ----------------------------

                                                                     1997             1996
                                                                  ------------     -----------

Asset Quality Ratios:
Non-performing loans to total gross loans                               1.44%           2.33%
Non-performing assets to total assets                                   1.04            1.31
Allowance for possible loan losses to non-performing loans             66.07           62.13


Regulatory Capital at March 31, 1997 for The Long Island Savings Bank, FSB:

                                                       Regulatory                  Regulatory                  Excess
                                                        Capital                     Capital                    Capital
                                                         Requirement                 Level                      Level

                                                     Amount  Percent        Amount      Percent       Amount      Percent

                                                                    (Dollars in thousands)

Tangible capital                                   $ 86,038      1.50%          $424,120      7.39%         $338,082     5.90%
Core capital                                        172,076      3.00            424,120     7.39           252,044     4.40
Risk-based capital                                  245,251      8.00            458,073    14.94           212,822     6.94


(a) Ratios for the three and six months ended March 31, 1997 and 1996 were calculated on an annualized basis.







                                                LONG ISLAND BANCORP, INC.
                                                     AND SUBSIDIARY
                                                SUPPLEMENTAL INFORMATION
                                         SELECTED FINANCIAL DATA - CASH EARNINGS



                                                                 Three Months Ended March 31,             Six Months Ended
                                                                                                              March 31,
                                                                 ------------------------------    --------------------------------

                                                                  1997               1996              1997              1996
                                                              --------------    ---------------    -------------     --------------

                                                    (In thousands, except per share data)
Net income....................................................$     12,117      $       11,262     $      24,051     $       22,883

Add back selected non-cash items:
     Amortization of excess of cost over fair value
         of assets acquired...................................         109                  63               219                127

     Management Recognition & Retention Plan and
         Employee Stock Ownership Plan expense................       1,506               1,620             3,644              2,981
                                                              --------------    ---------------    --------------    ---------------

Cash earnings.................................................$     13,732      $       12,945     $      27,914     $       25,991
                                                              ==============    ===============    ==============    ===============

Cash EPS......................................................$       0.58      $         0.53     $        1.18     $         1.06
                                                              ==============    ===============    ==============    ===============



                                                                 At or for the Three Months           At or for the Six Months
                                                                      Ended March 31,                      Ended March 31,
                                                              ---------------------------------    --------------------------------

                                                                  1997              1996               1997               1996
                                                              --------------    --------------     --------------    ---------------
Selected Financial Ratios Based Upon Cash Earnings (a):

Cash return on average assets.................................      0.95%             1.06%              0.98%              1.06%
Cash return on average stockholders' equity...................     10.45              9.72              10.57               9.83
Cash return on average tangible stockholders' equity..........     10.55              9.77              10.68               9.88
Cash operating expenses to average assets.....................      1.75              1.98               1.77               1.99
Cash efficiency ratio.........................................     53.73             53.99              53.22              54.30
Net interest income to cash operating expenses................     1.58x             1.57x               1.60               1.57




(a) Ratios for the three and six months ended March 31, 1997 and 1996 were calculated on an annualized basis.